Exhibit 99.2

PRIDE CONVENIENCE HOLDINGS, LLC

AND SUBSIDIARIES

(UNAUDITED)

CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2022

AND

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022

PRIDE CONVENIENCE HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

TABLE OF CONTENTS

Independent Accountants’ Review Report 1

Consolidated Financial Statements:

Consolidated Balance Sheet 2

Consolidated Statement of Income 3

Consolidated Statement of Changes in Member’s Equity 4

Consolidated Statement of Cash Flows 5

Notes to Consolidated Financial Statements 6 – 14

INDEPENDENT ACCOUNTANTS' REVIEW REPORT

To the Member of

Pride Convenience Holdings, LLC and Subsidiaries

We have reviewed the accompanying consolidated financial statements of Pride Convenience Holdings, LLC and Subsidiaries (the “Companies”), which comprise the consolidated balance sheet as of September 30, 2022, and the related consolidated statements of income, changes in member’s equity, and cash flows for the nine months then ended, and the related notes to the consolidated financial statements. A review includes primarily applying analytical procedures to management's financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the consolidated financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Accountants’ Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the consolidated financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

We are required to be independent of Pride Convenience Holdings, LLC and Subsidiaries and to meet our other ethical responsibilities in accordance with the relevant ethical requirements related to our review.

Accountants' Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter - Sale

As discussed in Note 15 of the consolidated financial statements, the Companies were sold on December 6, 2022. Our conclusion is not modified with respect to this matter.

/s/ Meyers Brothers Kalicka, P.C.

Meyers Brothers Kalicka, P.C.

Holyoke, Massachusetts

February 9, 2023

PRIDE CONVENIENCE HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET (UNAUDITED)

September 30, 2022

See Independent Accountants' Review Report

ASSETS

Current assets
Cash	$4,879,031
Accounts receivable, trade	5,036,940
Inventories	4,746,328
Other current assets	1,273,729
Total current assets	15,936,028

Non-current assets
Property and equipment, net	74,526,909
Goodwill	102,715,000
Other intangible assets	52,124,000

Total assets	$245,301,937

LIABILITIES AND MEMBER'S EQUITY

Current liabilities
Accounts payable, trade	$10,130,500
Accrued compensation and benefits	600,922
Other current liabilities	1,195,664
Borrowings under line of credit	2,250,000
Notes payable (Note 7)	79,551,911
Total current liabilities	93,728,997

Member's equity	151,572,940

Total liabilities and member's equity	$245,301,937

The accompanying notes are an integral part of these consolidated financial statements.

PRIDE CONVENIENCE HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

FOR THE NINE MONTHS ENDED September 30, 2022

See Independent Accountants' Review Report

Revenues
Fuel revenue	$245,494,518
Merchandise revenue	43,912,517
Lottery, rental and other revenues, net	4,636,048
Total revenues	294,043,083

Operating expenses
Fuel costs	214,413,244
Merchandise costs	31,574,093
Store operating expenses	25,008,027
General and administrative expenses	6,401,522
Depreciation	1,923,373
Interest expense	2,659,138
Goodwill impairment charge	10,500,000
Total operating expenses	292,479,397

Income before other operating income	1,563,686

Other operating income - Gain on sales of property and equipment	116,352

Consolidated net income	$1,680,038

The accompanying notes are an integral part of these consolidated financial statements.

PRIDE CONVENIENCE HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER'S EQUITY (UNAUDITED)

FOR THE NINE MONTHS ENDED September 30, 2022

See Independent Accountants' Review Report

Member's Equity

Balance, January 1, 2022 - equity contribution for acquisition	$242,101,061

Net income	1,680,038

Member's contributions	4,850,000

Return of capital to member	(85,908,159)

Member's distributions	(11,150,000)

Balance, September 30, 2022	$151,572,940

The accompanying notes are an integral part of these consolidated financial statements.

PRIDE CONVENIENCE HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

FOR THE NINE MONTHS ENDED September 30, 2022

See Independent Accountants' Review Report

Cash flows from operating activities
Net income	$1,680,038
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	1,923,373
Write-off and amortization of debt issuance costs	1,531,822
Gain on sales of property and equipment	(116,352)
Goodwill impairment charge	10,500,000
Net changes in operating assets and liabilities, excluding the acquisition:
Accounts receivable, trade	(5,036,940)
Inventories	(646,398)
Other current assets	219,141
Accounts payable	10,130,500
Accrued compensation and benefits	600,922
Other current liabilities	894,869
Net cash provided by operating activities	21,680,975

Cash flows from investing activities
Payment due for acquisition	(3,846,595)
Purchase of property and equipment	(2,720,426)
Proceeds from sale of property and equipment	796,352
Net cash used in investing activities	(5,770,669)

Cash flows from financing activities
Net borrowings on line of credit	2,250,000
Member's return of capital, net of contributions of $4,850,000	(81,058,159)
Member's distributions	(11,150,000)
Debt issuance costs	(1,531,822)
Proceeds from notes payable	80,551,911
Repayments of notes payable	(1,000,000)

Net cash used in financing activities	(11,938,070)

Net increase in cash	3,972,236

Cash, beginning of period	906,795

Cash, end of period	$4,879,031

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$1,127,316

The accompanying notes are an integral part of these consolidated financial statements.

PRIDE CONVENIENCE HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

1.
Nature of business:

The consolidated financial statements include the following companies:

Pride Convenience Holdings, LLC. (“PCH”) was established in October 2021 as a single member Limited Liability Company which is owned 100% by Pride Parent, LLC. PCH is the single member owner of the following operating limited liability companies:

Pride Operating, LLC. (“POL”) formed in November 2021, leases and operates retail gasoline stations and related convenience stores and liquor stores within Western Massachusetts and Northern Connecticut from an affiliate. During 2022, POL operated 31 retail gasoline stations and convenience stores, 3 with a large diesel footprint to service commercial truckers and 1 liquor store.

Pride Real Estate, LLC. (“PRE”) formed in October 2021, owns 29 retail gasoline stations and convenience stores which are leased to POL. In addition, PRE leases 2 locations from third parties that it subleases to POL.

Pride Logistics, LLC. (“PLL”) formed in December 2021, owns transportation equipment and provides transportation services, exclusively to POL. As PLL provides transportation services to POL, all PLL revenues are eliminated in the consolidated statement of income.

Pride Transportation, LLC. (“PTL”) formed in October 2021, sells gasoline exclusively to POL’s Connecticut locations. As PTL buys and sells fuel to POL, all PTL revenues are eliminated in the consolidated statement of income.

Pride Management, LLC. (“PML”) formed in October 2021, provides payroll services to the consolidated group.

All entities are referred to as “the Companies”, within these financial statements.

As of and for the nine months ended September 30, 2022, assets and revenues by entity were as follows:

	Assets	As a % of Consolidated Assets	Revenues	As a % of Consolidated Revenues
POL	$176,906,604	72.1%	$294,043,083	100%
PRE	64,126,700	26.1%	-	0%
PLL	1,830,221	0.7%	-	0%
PTL	1,940,237	0.8%	-	0%
PML	498,175	0.2%	-	0%
Total	$245,301,937	100.0%	$294,043,083	100%

PRIDE CONVENIENCE HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

2. Summary of significant accounting policies:

Principles of consolidation

The consolidated financial statements include the accounts of Pride Convenience Holdings, LLC and Subsidiaries (Pride Operating, LLC, Pride Real Estate, LLC, Pride Logistics, LLC, Pride Transportation, LLC and Pride Management, LLC). All significant intercompany accounts and transactions have been eliminated.

Accounts receivable, trade

The Companies extend secured and unsecured credit to their customers in the ordinary course of business and record its receivable balance at the aggregate unpaid amount. The Companies continually monitor the accounts receivable for collectability and contacts the customers regarding any amounts over specified terms to assure collectability and adherence with prescribed credit limits and terms. Credit terms vary depending on the type of products being sold, the type of customer and the assessment of credit risk as defined by the Companies. In the event that service charges are applied, they begin accruing on the day after the invoice due date and typically accrue at 18% per annum or 1½ % per month.

In the event that an accounts receivable balance becomes suspect, collection efforts are increased by way of additional customer contact, delivery restrictions and in extreme cases, collection attorneys.

The Companies consider accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required as of September 30, 2022.

Inventories

Inventories are valued at the lower of cost or net realizable value. All fuel for resale inventories and cost of merchandise for resale inventories are determined by the first-in, first out (“FIFO”) method.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Expenditures for additions, renewals, and betterments are capitalized. Expenditures for routine maintenance and repairs are charged to expense as incurred. Upon retirement or disposal of property and equipment, the cost and accumulated depreciation are eliminated from the accounts and the resulting gain or loss is included in income. Depreciation is computed over the estimated useful lives of the assets for financial reporting purposes as follows:

Years
Buildings	40
Improvements	10
Machinery and equipment	5-10
Computers	3
Transportation equipment and trucks	7

PRIDE CONVENIENCE HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

2. Summary of significant accounting policies: (continued)

Impairment of long-lived assets

Identifiable long-lived assets are assessed for impairment at least annually and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Important factors which could trigger an impairment review include significant underperformance relative to historical or projected future operating results, significant changes in the use of the acquired assets or the strategy for the overall business, and significant negative industry or economic trends. If indicators of impairment are present, management evaluates the carrying value of property and equipment in relation to the projection of future undiscounted cash flows of the underlying assets. During October 2022, management entered into a purchase and sale agreement to sell the acquired interests of the Companies. The sale took place on December 6, 2022. Management evaluated the carrying value of the assets and determined there was a decline in value as the net book value of the underlying assets exceeded the selling price of the assets. An impairment charge against goodwill of approximately $10,500,000 was recorded during the nine months ended September 30, 2022.

Goodwill and other long-lived assets

The Companies account for goodwill and other indefinite life intangibles pursuant to ASC Topic 350, Goodwill and Other Intangible Assets (ASC 350). Under ASC 350, goodwill and intangible assets that have indefinite lives are required to be tested at least annually for impairment or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The Companies had the following intangibles as of September 30, 2022:

Goodwill	$102,715,000
Trade name	52,084,000
Franchise fees	40,000
Total	$154,839,000

The Companies have elected not to amortize Goodwill. The trade name has an indefinite economic life therefore the Companies have not computed amortization on that asset. Franchise fees are amortized over the life of the agreement (36 years) using the straight-line method.

As noted above, there was an impairment charge of approximately $10,500,000 to Goodwill as of September 30, 2022. There were no impairment indicators related to other intangible assets (Trade Name and Franchise Fees) at September 30, 2022.

Debt issuance costs

Debt issuance costs incurred in connection with the issuance of notes payable are capitalized and amortized to expense over the term of the related debt. As a result of the sale of the Companies on December 6, 2022, as more fully described in Note 15, the remaining unamortized balance of $1,455,231 has been written off and is included in amortization expense for the nine months ended September 30, 2022. Total amortization expense and write-off for the nine months ended September 30, 2022 was $1,531,822 and is included in interest expense on the consolidated statement of income.

PRIDE CONVENIENCE HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

2. Summary of significant accounting policies: (continued)

Revenue recognition

The Companies recognize revenue in the following manner:

Fuel revenue

Revenue from the sale of motor and commercial fuels is recognized at the point of sale or delivery as the performance obligation is deemed to be fulfilled and the customer takes ownership of the fuel and assumes the risk of loss. This revenue stream represents approximately 83% of total revenues for the nine months ended September 30, 2022.

Merchandise revenue

Revenue from the sale of retail merchandise, meals, and beverages are recognized at the point of sale as the performance obligation is deemed to be fulfilled and the customer takes ownership of the merchandise, meal or beverages. This revenue stream represents approximately 15% of total revenues for the nine months ended September 30, 2022.

Lottery, rental and other revenues

Lottery, rental and other revenues include net lottery sales, rental income, ATM surcharges, and parking booth income. Revenue is recognized at the point of sale for lottery tickets, ATM surcharges and parking booth income. Rental income is recognized monthly as the tenant utilizes the space. This revenue stream represents approximately 2% of total revenues for the nine months ended September 30, 2022.

Unredeemed gift certificates

Unredeemed gift certificates represent a contract liability established upon the purchase of gift certificates. Revenue from the sale of the gift certificates is recognized over time as they are redeemed, and the performance obligation is fulfilled. Breakage of gift certificates is assessed annually. At September 30, 2022, there were unredeemed gift certificates of $269,844, included in other current liabilities on the consolidated balance sheet.

Presentation of sales and fuels taxes

The States of Massachusetts and Connecticut impose sales tax of 6.25% and 6.35%, respectively, on all of the Companies’ sales to non-exempt customers. The Companies collect the sales tax from customers and remit the entire amount to the States. The Companies’ accounting policy for retail fuel sales tax is to include the tax collected and remitted to the States in retail fuel revenues and cost of sales.

The Companies’ accounting policy for convenience store sales tax is to exclude the tax collected and remitted to the States from convenience store revenues and cost of sales.

The Companies report fuels taxes on sales transactions on a gross basis in the consolidated statements of income (included in both net sales and cost of sales). Sales and operating revenue included purchased-based taxes of approximately $27,000,000 for the nine months ended September 30, 2022 .

Income tax

Pride Convenience Holdings, LLC is organized as a limited liability company (“LLC”) and is taxed as a partnership. As such, the members are liable of federal and state income taxes on their respective share of income. Accordingly, no provision or liability for federal and state income taxes are included in these consolidated financial statements.

The state of Connecticut requires a pass-through entity tax (“PTE”) to be paid by the Companies at a rate of 7% on all Connecticut source taxable income. There was no Connecticut taxable income for the nine months ended September 30, 2022.

PRIDE CONVENIENCE HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

2.
Summary of significant accounting policies: (continued)

Uncertain tax positions

Management has evaluated significant material tax positions against the criteria established by professional standards and believes there are no such tax positions requiring accounting recognition. The Companies’ tax returns will be subject to examination by taxing authorities.

Freight expense

It is the policy of the Companies to expense freight as incurred. Such amounts are included in fuel costs.

Advertising

The Companies expense advertising costs as incurred. Advertising expense for the nine months ended September 30, 2022 was $70,347.

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Recent accounting standards

In February 2016, the FASB issued accounting standards update (“ASU”) 2016-02, Leases. As part of this new standard, there are significant changes that call for the treatment of current operating leases as capital leases, resulting in recognition by the lessee (the Companies) of a lease liability and a corresponding right-of-use asset. The lessor will recognize an asset representing its right to receive payments. Companies are required to apply the new standard for periods beginning January 1, 2022. Transition guidance delays the requirements until 2023 for interim reporting and thus is not reflected in these consolidated financial statements. In preparation of this standard, management reviewed and evaluated all leases and reviewed its capitalization policy.

3.
Business combination:

On December 31, 2021, the Companies entered into a Purchase Agreement with the owner of Pride Stores, LLC and Affiliates (the “Seller”). The Seller is engaged in the business of operating retail gasoline stations and related convenience and liquor stores within Massachusetts and Connecticut.

There are no acquisition-related costs included in operating expenses in the Companies’ consolidated statement of income for the nine months ended September 30, 2022.

The Companies determined the fair values of the assets acquired and liabilities assumed with the assistance of a third-party valuation firm. Intangible assets recorded on the acquisition date include the trade name and franchise fees. These values were $52,084,000 and $40,000, respectively. The value of the trade name was determined using the relief from royalty method under the income approach. For the remaining assets and liabilities, the cost method was used to determine their respective values. The residual amount of the purchase price was allocated to goodwill in the amount of $113,215,000.

PRIDE CONVENIENCE HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

3. Business combination: (continued)

The following table summarizes the consideration paid to the Seller and the amounts of the assets acquired and liabilities assumed at the acquisition date:

Cash paid (equity infusion by member)	$242,101,061
Payable to seller for post closing true up	3,846,595
Total consideration paid	$245,947,656
Recognized amounts of identifiable assets acquired and liabilities assumed:
Inventories	$4,099,930
Cash	906,795
Prepaid expenses/other assets	1,492,870
Intangible assets	52,124,000
Property and equipment	74,548,000
Total assets acquired	133,171,595

Liabilities assumed	(438,939)
Total identifiable net assets	132,732,656
Goodwill	113,215,000
Total	$245,947,656

4. Inventories:

Inventories are comprised of the following at September 30, 2022:

Fuel for resale	$1,974,121
Merchandise for resale	2,772,207
Total inventories	$4,746,328

5. Property and equipment:

Major classes of property and equipment consist of the following at September 30, 2022:

Land and improvements	$36,585,000
Buildings and improvements	22,647,000
Machinery, equipment and computers	13,891,146
Transportation equipment and trucks	1,199,462
Total cost	74,322,608

Less: accumulated depreciation	(1,923,373)
Construction in progress	2,127,674
Property and equipment, net	$74,526,909

Depreciation expense was $1,923,373 for the nine months ended September 30, 2022.

PRIDE CONVENIENCE HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

5. Property and equipment: (continued)

Construction in progress at September 30, 2022 includes several projects the Companies are currently working on, the largest being two new stations under development. The estimated cost to complete these projects is $9,600,000 and all projects are expected to be ongoing throughout 2023.

6. Borrowings under line of credit:

The Companies have a revolving line of credit with maximum borrowings of $15,000,000. Interest is payable monthly based on the 30-Day Security Overnight Financing Rate (“SOFR”) rate plus a fixed margin. The SOFR rate was 3.134% and the fixed margin was 2.5% for a total rate of 5.634% at September 30, 2022.

Borrowings on this line of credit are collateralized by certain assets of the Companies including real estate. The outstanding balance at September 30, 2022 was $2,250,000. The agreement with the bank requires that the Companies maintain certain financial and reporting covenants on a quarterly and annual basis, the most restrictive is a minimum debt service coverage ratio of 1.30 to 1 and a lease adjusted leverage ratio of no more than 5.75 to 1.

In December 2022, the Companies subsequently paid off any outstanding balance on the line of credit with proceeds from the sale of the Companies, as described in Note 15.

7. Notes payable:

Notes payable consists of the following at September 30, 2022:

Note payable with an original balance of $80,000,000 due in 5 years on June 30, 2027; payable in quarterly fixed principal payments of $1,000,000 beginning September 30, 2022, interest is payable monthly based on the 30-Day SOFR rate plus a fixed margin. The loan is collateralized by certain assets of the Companies including real estate. Effective December 6, 2022, this note was paid in full (see Note 15).	$79,000,000

Construction loan borrowing on several projects the Companies have in progress. Maximum borrowings on the loan are $30,000,000 and any funds not drawn down by June 30, 2024 are no longer available. Borrowings can be converted to term loans in specific amounts but must be converted by June 30, 2024. Interest is payable monthly based on the 30-Day SOFR rate plus a fixed margin. Any fees on any undrawn balances are paid quarterly in arrears. The loan is collateralized by certain assets of the Companies including real estate. Effective December 6, 2022, this note was paid in full (see Note 15).	551,911
Total notes payable	$79,551,911

PRIDE CONVENIENCE HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

7. Notes payable: (continued)

The SOFR rate was 3.134% and the fixed margin was 2.5% for a total rate of 5.634% at September 30, 2022.

The agreements with the bank requires that the Companies maintain certain financial and reporting covenants on a quarterly and annual basis, the most restrictive is a minimum debt service coverage ratio of 1.30 to 1 and a lease adjusted leverage ratio of no more than 5.75 to 1.

8. Environmental liabilities:

The Companies are subject to laws and regulations relating to the protection of the environment. At times there could be a reserve for environmental liabilities for anticipated losses associated with environmental remediation obligations when such losses are probable. The Companies have reviewed their potential obligation and believe a reserve is not necessary at September 30, 2022. While management believes a reserve is not necessary, future facts and circumstances could impact management’s assessment of the required reserve level.

9. Lease income:

The Companies rent buildings and space to tenants on a month-to-month and long-term basis. Total rental income under the arrangements amounted to approximately $740,000 for the nine months ended September 30, 2022. Rental income consists of base rent as well as a percentage of gross receipts for certain tenants.

10. Operating leases:

The Companies have two operating lease agreements for buildings with terms ranging from 9 to 20 years. Net rent expense for these leases for the nine months ended September 30, 2022 was approximately $201,000.

11. Retirement plan:

The Companies implemented a safe harbor 401(k) profit sharing plan (the "Plan") on May 1, 2022, whereby eligible employees who have completed 6 consecutive months of employment are eligible to participate in the Plan. Employee contributions may be made up to the maximum allowable under the Internal Revenue Code. The Companies will make a safe harbor matching contribution equal to 100% of employee salary deferrals that do not exceed 4% of their compensation. This safe harbor matching contribution is 100% vested. The Companies match weekly and approximately $84,200 was contributed from the inception of the Plan through September 30, 2022.

12. Franchise agreements:

The Companies have franchise agreements with Subway to operate fifteen Subway restaurants at retail convenience stores owned by the Companies as of September 30, 2022 .

The Subway agreements require payment of a franchise fee of 8% and an advertising fee of approximately 5% of gross revenues for each of the Subway restaurants. The franchise and advertising fees amounted to approximately $215,000 for the nine months ended September 30, 2022. The agreements expire through February 2035.

PRIDE CONVENIENCE HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

13. Concentrations:

Credit risk

The Companies maintain their cash balances in financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At various times during the period, balances may exceed the insured amounts. The Companies have not experienced any losses on these accounts and believe they are not exposed to any significant credit risk on cash.

Suppliers

The Companies purchased 70% of fuel for resale from one supplier for the nine months ended September 30, 2022.

14. Contingencies:

The Companies, from time to time, are party to various legal proceedings incidental to their business. Management believes that none of these legal proceedings will have a material adverse effect on the Companies consolidated financial position, results of operations or liquidity.

15. Subsequent events:

Pride Parent, LLC, the 100% owner of PCH, entered into a Purchase and Sale Agreement with GPM Investments, LLC (“Buyer”), in October 2022 to sell the entire interest of the Companies and the transaction was consummated on December 6, 2022. The purchase price was approximately $235,400,000 in exchange for the acquired interests of the subsidiaries of Pride Parent, LLC. As part of the transaction, the outstanding balances on the line of credit and notes payable were fully paid at the effective date of sale.

Management has evaluated subsequent events through February 9, 2023, the date which the consolidated financial statements were available to be issued.